Exhibit 99.4

WAMU 05-AR15 Pay Rules (WCC/Greenwich)

There is only 1 collateral group similar to what was done on WAMU 05-AR13

Pay Group Principal as follows

Pay Sequentially:

Class R

Class A Certificates pro rata:
a) A-1A1
b) A-1A2
c) sequentially in the order of A-1B1 and A-1B2
d) A-1B3
e) A-1B4
f) sequentially in the order of A-1C1, A-1C2, and A-1C3
g) A-1C4

The X tranche will be same as in past deals

Losses
after the subs have paid off, losses are allocated as follows:
1) First, to the combination of A-1C1, A-1C2, A-1C3 and A-1C4
2) Second, to the combination A-1A1, A-1A2, A-1B1, A-1B2, A-1B3, and A-1B4
However, losses that would otherwise go to A-1A1 will first be applied to the combination of A-1B1, A-1B2, A-1B3, and A-1B4.

Other
The subs will pay carryover shortfall (similar to AR13)
YMA will benefit the A-1A1, A-1A2, A-1B1, A-1B2, A-1B3, A-1B4, A-1C1, A-1C2, A-1C3, A-1C4…. These classes are capped at 10.50%
All libor floaters acrue with 0 days delay and actual/360 (including the subs)